FirstSun Capital Bancorp Reports Fourth Quarter and Full Year 2023 Results
Fourth Quarter 2023 Highlights:
•Net income of $24.0 million, $0.94 per diluted share
•Net interest margin of 4.08%
•Return on average total assets of 1.26%
•Return on average stockholders’ equity of 11.19%
•Average deposit growth of 7.6% annualized
•Loan growth of 5.7% annualized
•19.3% noninterest income to total revenue1
Denver, Colorado – January 26, 2024 – FirstSun Capital Bancorp (“FirstSun”) (OTCQX: FSUN) reported net income of $24.0 million for the fourth quarter of 2023 compared to net income of $24.6 million for the fourth quarter of 2022. Earnings per diluted share were $0.94 for the fourth quarter of 2023 compared to $0.96 for the fourth quarter of 2022.
Neal Arnold, FirstSun’s President and Chief Executive Officer, commented, “We are pleased to deliver another strong quarter of earnings driven by our well diversified business mix and the continued economic strength of the Southwest region. Highlights this quarter include a net interest margin of 4.08%, along with growth in both deposits and loans. We believe our performance amidst the difficult banking environment continues to position us uniquely amongst our peers. Our consistent focus on our C&I and consumer businesses as well as our service fee businesses has enabled us to continue to deliver strong, sustainable performance and ultimately a record earnings year for fiscal 2023. I want to thank all of our hard-working team members across all of our markets as their dedication to customer service has enabled us to deliver our record performance for the year.
We are also very excited about the strategic merger we announced last week with HomeStreet, Inc. We believe they further our ability to diversify our business and to deliver strong shareholder value. We look forward to expanding our geographic presence in the Southern California and Pacific Northwest markets. We will work together to thoughtfully integrate our two organizations.”
Fourth Quarter 2023 Results
Net income totaled $24.0 million, or $0.94 per diluted share, during the fourth quarter of 2023, compared to $25.2 million, or $1.00 per diluted share, during the prior quarter. The return on average total assets was 1.26% in the fourth quarter of 2023, compared to 1.34% in the prior quarter, and the return on average stockholders’ equity was 11.19% in the fourth quarter of 2023, compared to 12.03% in the prior quarter.
Net Interest Income and Net Interest Margin
Net interest income totaled $72.1 million during the fourth quarter of 2023, a decrease of $1.3 million compared to the prior quarter. Our net interest margin decreased 15 basis points to 4.08% compared to the prior quarter. Results in the fourth quarter of 2023, compared to the prior quarter, were driven by an increase of 27 basis points in the cost of interest-bearing liabilities, partially offset by an increase of seven basis points in yield on earning assets.
Average loans, including loans held-for-sale, increased by $99.7 million in the fourth quarter of 2023, compared to the prior quarter. Loan yield increased by seven basis points to 6.51% in the fourth quarter of 2023, compared to the prior quarter, primarily due to higher yields on new originations as compared to amortizing and maturing balances. Average interest-bearing deposits increased $176.8 million in the fourth quarter of 2023, compared to the prior quarter. Total cost of deposits increased by 29 basis points to 2.93% in the fourth quarter of 2023, compared to the prior quarter, primarily due to rising deposit costs as a result of the elevated interest rate environment and an
1 Total revenue is net interest income plus noninterest income.

increasing mix of certificates of deposits. Average FHLB borrowings decreased $10.2 million in the fourth quarter of 2023, compared to the prior quarter. The cost of FHLB borrowings increased by 24 basis points to 5.64% in the fourth quarter of 2023, compared to the prior quarter, primarily due to the rising interest rate environment.
Asset Quality and Provision for Credit Losses
The provision for credit losses totaled $6.6 million during the fourth quarter of 2023, an increase of $2.7 million from $3.9 million in the prior quarter, primarily due to loan growth and a charge-off on a specific customer relationship in our loan portfolio.
Net charge-offs during the fourth quarter of 2023 were $4.7 million, primarily due to deterioration on a specific customer relationship in our loan portfolio, resulting in an annualized ratio of net charge-offs to average loans of 0.30%, compared to net charge-offs of $2.3 million, or an annualized ratio of net-charge offs to average loans of 0.15% in the prior quarter. The allowance for credit losses as a percentage of total loans was 1.28% at December 31, 2023, an increase of one basis point from the prior quarter.
The ratio of nonperforming assets to total assets was 0.85% at December 31, 2023, compared to 0.63% at September 30, 2023.
Noninterest Income
Noninterest income totaled $17.2 million during the fourth quarter of 2023, a decrease of $1.4 million from the prior quarter. Mortgage banking income decreased $2.5 million during the fourth quarter of 2023, primarily due to a decrease in the fair value of our mortgage servicing rights portfolio, net of derivative activity. Other noninterest income increased $1.2 million during the fourth quarter of 2023, primarily due to a gain on the disposal of an other real estate owned property in the quarter. Noninterest income as a percentage of total revenue2 was 19.3%, a decrease of 1.0% from the prior quarter.
Noninterest Expense
Noninterest expense totaled $52.3 million during the fourth quarter of 2023, a decrease of $3.9 million from the prior quarter, primarily due to a decrease in salary and employee benefits of $3.8 million as a result of lower levels of variable compensation.
The efficiency ratio for the fourth quarter of 2023 was 58.58% compared to 61.02% in the prior quarter.
Tax Rate
The effective tax rate was 21.0% in the fourth quarter of 2023, compared to 21.1% in the prior quarter.
Loans
Loans were $6.3 billion at December 31, 2023, compared to $6.2 billion at September 30, 2023, an increase of $87.6 million in the fourth quarter of 2023, or 5.7% on an annualized basis.
Deposits
Average deposits were $6.5 billion for the fourth quarter of 2023, compared to $6.3 billion for the prior quarter, an increase of $120.4 million in the fourth quarter of 2023, or 7.6% on an annualized basis. Noninterest-bearing deposit accounts represented 24.0% of total deposits at December 31, 2023 and the loan-to-deposit ratio was 98.3% at December 31, 2023.
2 Total revenue is net interest income plus noninterest income.

The ratio of total uninsured deposits to total deposits was estimated to be 31.2% at December 31, 2023, compared to 32.0% at September 30, 2023. The ratio of total uninsured and uncollateralized deposits to total deposits was estimated to be 25.1% at December 31, 2023, compared to 25.4% at September 30, 2023.3
Capital
Capital ratios remain strong and above “well-capitalized” thresholds. As of December 31, 2023, our common equity tier 1 risk-based capital ratio was 11.10%, total risk-based capital ratio was 13.25% and tier 1 leverage ratio was 10.52%. Book value per common share was $35.14 at December 31, 2023, an increase of $1.31 from September 30, 2023. Tangible book value per common share, a non-GAAP financial measure, was $30.96 at December 31, 2023, an increase of $1.36 from September 30, 2023.

3 Uninsured deposits and uninsured and uncollateralized deposits are reported for our wholly-owned subsidiary Sunflower Bank, N.A.

Full Year 2023 Results
Full Year Highlights:
•Net income of $103.5 million, $4.08 per diluted share
•Net interest margin of 4.23%
•Return on average total assets of 1.38%
•Return on average stockholders’ equity of 12.50%
•Average deposit growth of 9.65%
•Loan growth of 6.01%
•21.2% fee revenue to total revenue4
Net income totaled $103.5 million, or $4.08 per diluted share, in 2023, compared to $59.2 million, or $2.48 per diluted share, in 2022. Net income included merger costs, net of tax, of $17.0 million in 2022. The return on average total assets was 1.38% in 2023, compared to 0.88% in 2022, and the return on average stockholders’ equity was 12.50% in 2023, compared to 8.55% in 2022. The unfavorable impact in 2022 of merger costs, net of tax, to return on average total assets was 0.25% and to return on average stockholders’ equity was 2.46%.
Net Interest Income and Net Interest Margin
Net interest income totaled $293.4 million in 2023, an increase of $51.8 million compared to 2022. Our net interest margin increased 36 basis points to 4.23% in 2023, compared to 2022. Results in 2023, compared to the prior year, were driven by an increase of 169 basis points in yield on earning assets, partially offset by an increase of 187 basis points in the cost of interest-bearing liabilities.
Average loans, including loans held-for-sale, increased by $962.2 million in 2023, compared to 2022. Loan yield increased by 149 basis points to 6.24% in 2023, compared to 2022, primarily due to the rising interest rate environment and its impact on variable rate loans in the loan portfolio and higher yields on new originations. Average deposits increased $698.8 million in 2023, compared to 2022. Total cost of deposits increased by 192 basis points to 2.27% in 2023, compared to 2022, primarily due to increased pricing on our deposit products as a result of the rising interest rate environment. Average FHLB borrowings increased $54.4 million in 2023, compared to 2022. The cost of FHLB borrowings increased by 216 basis points to 5.05% in 2023, compared to 2022, primarily due to the rising interest rate environment.
Asset Quality and Provision for Credit Losses
The provision for credit losses totaled $18.2 million in 2023, an increase of $0.2 million compared to the prior year or an increase of $3.1 million when excluding the $2.9 million merger related provision for credit losses in 2022 related to certain non-impaired loans acquired at a premium valuation. The adjusted increase of $3.1 million is primarily due to loan growth and charge-offs on two specific customer relationships in our loan portfolio.
Net charge-offs in 2023 were $7.8 million, or a ratio of net charge-offs to average loans of 0.13%, compared to net (recoveries) of $(0.3) million, or a ratio of net (recoveries) to average loans of (0.01)%, in 2022. The increase in net charge-offs (recoveries) in 2023 is primarily due to deterioration on two specific customer relationships in our loan portfolio.
The allowance for credit losses as a percentage of total loans was 1.28% at December 31, 2023, compared to 1.12% at December 31, 2022.
On January 1, 2023, we adopted ASU 2016-13, Financial Instruments - Credit Losses (Topic 326), which increased our allowance for credit losses as a percentage of total loans to 1.20% at adoption, or an eight basis point increase from 1.12% at December 31, 2022. The increase in our allowance for credit losses was a result of changing from an “incurred loss” model, which encompasses allowances for current known and incurred losses within the portfolio, to
4 Total revenue is net interest income plus noninterest income.

an “expected loss” model, which encompasses allowances for losses expected to be recognized over the life of the portfolio.
The ratio of nonperforming assets to total assets was 0.85% at December 31, 2023, compared to 0.48% at December 31, 2022.
Noninterest Income
Noninterest income totaled $79.1 million during 2023, a decrease of $10.5 million from 2022. Mortgage banking income decreased $14.9 million in 2023, primarily due to a decrease in net sale gains and fees from mortgage loan originations as the volume of mortgage loan sales decreased from the prior year. Service charges on deposits increased $3.1 million in 2023, primarily due to growth in treasury management services provided to our business customers, as compared to 2022. Noninterest income as a percentage of total revenue5 totaled 21.2% in 2023, compared to 27.0% in 2022.
Noninterest Expense
Noninterest expense totaled $222.8 million in 2023, a decrease of $16.3 million from 2022, primarily due to merger costs of $18.8 million in 2022. The efficiency ratio for 2023 was 59.81% compared to 72.20% in 2022. The unfavorable impact of merger expenses to the efficiency ratio was 5.66% in 2022.
Tax Rate
The effective tax rate was 21.3% in 2023, compared to 20.0% in 2022.
Loans
Loans were $6.3 billion at December 31, 2023 compared to $5.9 billion at December 31, 2022, an increase of $355.3 million or 6.01%.
Deposits
Average deposits were $6.2 billion for the year ending December 31, 2023, compared to $5.6 billion for the prior year, an increase of $541.5 million or 9.65%. Noninterest-bearing deposit accounts represented 24.0% of total deposits at December 31, 2023 and the loan-to-deposit ratio was 98.3% at December 31, 2023.
The ratio of total uninsured deposits to total deposits was estimated to be 31.2% at December 31, 2023. The ratio of total uninsured and uncollateralized deposits to total deposits was estimated to be 25.1% at December 31, 2023.6
Capital
Capital ratios remain strong and above “well-capitalized” thresholds. As of December 31, 2023, our common equity tier 1 risk-based capital ratio was 11.10%, total risk-based capital ratio was 13.25% and tier 1 leverage ratio was 10.52%. Book value per common share was $35.14 at December 31, 2023, an increase of $4.06 from December 31, 2022. Tangible book value per common share, a non-GAAP financial measure, was $30.96 at December 31, 2023, an increase of $4.27 from December 31, 2022.

5 Total revenue is net interest income plus noninterest income.
6 Uninsured deposits and uninsured and uncollateralized deposits are reported for our wholly-owned subsidiary Sunflower Bank, N.A.

Non-GAAP Financial Measures
This press release (including the tables beginning on page 16) contains financial measures determined by methods other than in accordance with principles generally accepted in the United States (“GAAP”). FirstSun management uses these non-GAAP financial measures in their analysis of FirstSun’s performance and the efficiency of its operations. Management believes these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. FirstSun believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. FirstSun management believes investors may find these non-GAAP financial measures useful. These non-GAAP financial measures, however, should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the non-GAAP measures used in this press release:
•Tangible common stockholders’ equity;
•Tangible assets;
•Tangible common stockholders’ equity to tangible assets;
•Tangible common stockholders’ equity to tangible assets, reflecting net unrealized losses on HTM securities, net of tax;
•Tangible book value per common share;
•Net income excluding merger costs;
•Return on average total assets excluding merger costs;
•Return on average stockholders’ equity excluding merger costs;
•Efficiency ratio excluding merger related expenses;
•Diluted earnings per share excluding merger related costs; and
•Fully tax equivalent (“FTE”) net interest income and net interest margin on FTE basis.
The tables beginning on page 16 provide a reconciliation of each non-GAAP financial measure contained in this press release to the most comparable GAAP equivalent.

About FirstSun Capital Bancorp
FirstSun Capital Bancorp, headquartered in Denver, Colorado, is the financial holding company for Sunflower Bank, N.A., which operates as Sunflower Bank, First National 1870 and Guardian Mortgage. Sunflower Bank provides a full range of relationship-focused services to meet personal, business and wealth management financial objectives, with a branch network in five states and mortgage capabilities in 43 states. FirstSun had total consolidated assets of $7.9 billion as of December 31, 2023.
First National 1870 and Guardian Mortgage are divisions of Sunflower Bank, N.A. To learn more, visit ir.firstsuncb.com, SunflowerBank.com, FirstNational1870.com or GuardianMortgageOnline.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In general, forward-looking statements can be identified through use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue,” “forward” and “potential” or the negative of these terms or other comparable terminology, and include statements related to the expected timing, completion and benefits of the proposed merger with HomeStreet, Inc. (“HomeStreet”) (the “Merger”). Forward-looking statements are not historical facts and represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial conditions to differ materially from those expressed in or implied by such statements.
Factors that could cause or contribute to such differences include, but are not limited to, (1) expected cost savings, synergies and other financial benefits from the Merger not being realized within the expected time frames and costs or difficulties relating to integration matters being greater than expected, (2) the ability of HomeStreet to obtain the necessary approval by its shareholders, (3) the ability of FirstSun and HomeStreet to obtain required governmental approvals of the Merger, and (4) the failure of the closing conditions in the merger agreement with HomeStreet to be satisfied, or any unexpected delay in closing the Merger. Further information regarding additional factors that could affect the forward-looking statements can be found in the cautionary language included under the headings “Cautionary Note Regarding Forward-Looking Statements” (in the case of FirstSun), “Forward-Looking Statements” (in the case of HomeStreet), and “Risk Factors” in FirstSun’s and HomeStreet’s Annual Reports on Form 10-K for the year ended December 31, 2022, and other documents subsequently filed by FirstSun and HomeStreet with the SEC.

Summary Data:

	As of and for the quarter ended			As of and for the year ended
($ in thousands, except per share amounts)	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net interest income	$72,069	$73,410	$73,276	$293,431	$241,632
Provision for credit losses	6,575	3,890	5,600	18,247	18,050
Noninterest income	17,221	18,650	18,618	79,092	89,566
Noninterest expense	52,308	56,176	55,443	222,793	239,126
Income before income taxes	30,407	31,994	30,851	131,483	74,022
Provision for income taxes	6,393	6,762	6,281	27,950	14,840
Net income	24,014	25,232	24,570	103,533	59,182
Net income, excluding merger costs (1)	24,014	25,232	24,570	103,533	76,213
Diluted earnings per share	$0.94	$1.00	$0.96	$4.08	$2.48
Diluted earnings per share, excluding merger costs (1)	$0.94	$1.00	$0.96	$4.08	$3.20
Return on average total assets	1.26%	1.34%	1.38%	1.38%	0.88%
Return on average total assets, excluding merger costs (1)	1.26%	1.34%	1.38%	1.38%	1.13%
Return on average stockholders' equity	11.19%	12.03%	12.89%	12.50%	8.55%
Return on average stockholders’ equity, excluding merger costs (1)	11.19%	12.03%	12.89%	12.50%	11.01%
Net interest margin	4.08%	4.23%	4.45%	4.23%	3.87%
Net interest margin (FTE basis) (1)	4.15%	4.30%	4.52%	4.29%	3.95%
Efficiency ratio	58.58%	61.02%	60.33%	59.81%	72.20%
Efficiency ratio, excluding merger related expenses (1)	58.58%	61.02%	60.33%	59.81%	66.54%
Noninterest income to total revenue (2)	19.3%	20.3%	20.3%	21.2%	27.0%
Total assets	$7,879,724	$7,756,875	$7,430,322	$7,879,724	$7,430,322
Total loans held-for-sale	54,212	51,465	57,323	54,212	57,323
Total loans held-for-investment	6,267,096	6,179,522	5,911,832	6,267,096	5,911,832
Total deposits	6,374,103	6,339,847	5,765,062	6,374,103	5,765,062
Total stockholders' equity	877,197	843,719	774,536	877,197	774,536
Loan to deposit ratio	98.3%	97.5%	102.5%	98.3%	102.5%
Book value per common share	$35.14	$33.83	$31.08	$35.14	$31.08
Tangible book value per common share (1)	$30.96	$29.60	$26.69	$30.96	$26.69
(1) Represents a non-GAAP financial measure. See the tables beginning on page 16 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.
(2) Total revenue is net interest income plus noninterest income.

Condensed Consolidated Statements of Income (Unaudited):

	As of and for the quarter ended			As of and for the year ended
($ in thousands, except per share amounts)	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Total interest income	$109,974	$106,775	$85,165	$413,684	$266,817
Total interest expense	37,905	33,365	11,889	120,253	25,185
Net interest income	72,069	73,410	73,276	293,431	241,632
Provision for credit losses	6,575	3,890	5,600	18,247	18,050
Net interest income after provision for credit losses	65,494	69,520	67,676	275,184	223,582
Noninterest income:
Service charges on deposits	5,497	5,475	5,100	21,345	18,211
Credit and debit card fees	2,966	2,996	3,003	12,000	11,511
Trust and investment advisory fees	1,356	1,398	1,398	5,693	6,806
Mortgage banking income, net	4,883	7,413	6,268	31,384	46,285
Other noninterest income	2,519	1,368	2,849	8,670	6,753
Total noninterest income	17,221	18,650	18,618	79,092	89,566
Noninterest expense:
Salaries and benefits	30,158	33,968	32,378	133,231	134,359
Occupancy and equipment	8,221	8,216	7,707	32,559	30,509
Amortization of intangible assets	829	899	2,018	4,822	4,215
Merger related expenses	—	—	—	—	18,751
Other noninterest expenses	13,100	13,093	13,340	52,181	51,292
Total noninterest expense	52,308	56,176	55,443	222,793	239,126
Income before income taxes	30,407	31,994	30,851	131,483	74,022
Provision for income taxes	6,393	6,762	6,281	27,950	14,840
Net income	$24,014	$25,232	$24,570	$103,533	$59,182
Earnings per share - basic	$0.96	$1.01	$0.99	$4.15	$2.55
Earnings per share - diluted	$0.94	$1.00	$0.96	$4.08	$2.48

Condensed Consolidated Balance Sheets as of (Unaudited):

($ in thousands)	December 31, 2023	September 30, 2023	December 31, 2022
Assets
Cash and cash equivalents	$479,362	$443,887	$343,526
Securities available-for-sale, at fair value	516,757	495,992	536,973
Securities held-to-maturity	36,983	37,410	38,901
Loans held-for-sale, at fair value	54,212	51,465	57,323
Loans	6,267,096	6,179,522	5,911,832
Allowance for credit losses	(80,398)	(78,666)	(65,917)
Loans, net	6,186,698	6,100,856	5,845,915
Mortgage servicing rights, at fair value	76,701	81,036	74,097
Premises and equipment, net	84,842	83,733	87,079
Other real estate owned and foreclosed assets, net	4,100	8,395	6,358
Goodwill	93,483	93,483	93,483
Intangible assets, net	10,984	11,813	15,806
All other assets	335,602	348,805	330,861
Total assets	$7,879,724	$7,756,875	$7,430,322
Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing demand deposit accounts	$1,530,506	$1,610,650	$1,820,490
Interest-bearing deposit accounts:
Interest-bearing demand accounts	534,540	440,845	212,357
Savings and money market accounts	2,446,632	2,476,097	2,759,969
NOW accounts	56,819	35,686	50,224
Certificate of deposit accounts	1,805,606	1,776,569	922,022
Total deposits	6,374,103	6,339,847	5,765,062
Securities sold under agreements to repurchase	24,693	25,868	36,721
Federal Home Loan Bank advances	389,468	330,000	643,885
Other borrowings	75,313	75,180	80,235
Other liabilities	138,950	142,261	129,883
Total liabilities	7,002,527	6,913,156	6,655,786
Stockholders' equity:
Preferred stock	—	—	—
Common stock	2	2	2
Additional paid-in capital	462,680	462,507	460,720
Retained earnings	457,522	433,508	357,797
Accumulated other comprehensive loss, net	(43,007)	(52,298)	(43,983)
Total stockholders' equity	877,197	843,719	774,536
Total liabilities and stockholders' equity	$7,879,724	$7,756,875	$7,430,322

Share Data:

	As of and for the quarter ended			As of and for the year ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Weighted average common shares outstanding, basic	24,953,764	24,942,389	24,907,643	24,938,359	23,245,598
Weighted average common shares outstanding, diluted	25,472,017	25,357,807	25,525,026	25,387,196	23,838,471
Period end common shares outstanding	24,960,639	24,942,645	24,920,984	24,960,639	24,920,984
Book value per common share	$35.14	$33.83	$31.08	$35.14	$31.08
Tangible book value per common share (1)	$30.96	$29.60	$26.69	$30.96	$26.69
Consolidated Capital Ratios as of:

	December 31, 2023	September 30, 2023	December 31, 2022
Stockholders' equity to total assets	11.13%	10.88%	10.42%
Tangible common stockholders' equity to tangible assets (1)	9.94%	9.65%	9.09%
Tangible common stockholders' equity to tangible assets reflecting net unrealized losses on HTM securities, net of tax (1) (2)	9.90%	9.59%	9.03%
Tier 1 leverage ratio	10.52%	10.37%	9.71%
Common equity tier 1 risk-based capital ratio	11.10%	10.79%	9.94%
Tier 1 risk-based capital ratio	11.10%	10.79%	9.94%
Total risk-based capital ratio	13.25%	12.93%	11.99%
(1) Represents a non-GAAP financial measure. See the tables beginning on page 16 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.
(2) Tangible common stockholders’ equity and tangible assets have been adjusted to reflect net unrealized losses on held-to-maturity securities, net of tax.

Summary of Net Interest Margin:

	For the quarter ended December 31, 2023			For the quarter ended September 30, 2023			For the quarter ended December 31, 2022
(In thousands)	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest Earning Assets
Loans (1)	6,280,362	102,151	6.51%	6,180,684	99,565	6.44%	5,811,271	79,275	5.46%
Investment securities	538,348	4,415	3.28%	545,257	4,226	3.10%	573,592	3,933	2.74%
Interest-bearing cash and other assets	247,978	3,408	5.50%	221,559	2,984	5.39%	204,964	1,957	3.82%
Total earning assets	7,066,688	109,974	6.22%	6,947,500	106,775	6.15%	6,589,827	85,165	5.17%
Other assets	563,368			557,988			553,870
Total assets	$7,630,056			$7,505,488			$7,143,697

Interest-bearing liabilities
Demand and NOW deposits	$510,982	$4,403	3.45%	$466,837	$3,813	3.27%	$213,491	$927	1.74%
Savings deposits	457,679	1,060	0.93%	439,172	680	0.62%	492,837	348	0.28%
Money market deposits	2,063,383	9,362	1.82%	2,026,028	7,997	1.58%	2,412,289	3,126	0.52%
Certificates of deposits	1,825,325	20,726	4.54%	1,748,515	18,406	4.21%	647,819	1,733	1.07%
Total deposits	4,857,369	35,551	2.93%	4,680,552	30,896	2.64%	3,766,436	6,134	0.65%
Repurchase agreements	23,457	62	1.06%	26,549	65	0.98%	38,795	45	0.46%
Total deposits and repurchase agreements	4,880,826	35,613	2.92%	4,707,101	30,961	2.63%	3,805,231	6,179	0.65%
FHLB borrowings	74,146	1,045	5.64%	84,332	1,139	5.40%	471,880	4,477	3.80%
Other long-term borrowings	75,249	1,247	6.62%	78,680	1,265	6.44%	80,162	1,233	6.15%
Total interest-bearing liabilities	5,030,221	37,905	3.01%	4,870,113	33,365	2.74%	4,357,273	11,889	1.09%
Noninterest-bearing deposits	1,597,672			1,654,090			1,923,401
Other liabilities	143,416			142,027			100,671
Stockholders' equity	858,747			839,258			762,352
Total liabilities and stockholders' equity	$7,630,056			$7,505,488			$7,143,697

Net interest income		$72,069			$73,410			$73,276
Net interest spread		3.21%			3.41%			4.08%
Net interest margin		4.08%			4.23%			4.45%
Net interest margin (on FTE basis) (2)		4.15%			4.30%			4.52%
(1) Includes loans held-for-investment, including nonaccrual loans, and loans held-for-sale.
(2) Represents a non-GAAP financial measure. See the tables beginning on page 16 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

	For the year ended
	December 31, 2023			December 31, 2022
(In thousands)	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest Earning Assets
Loans (1)	6,178,414	385,637	6.24%	5,216,212	247,988	4.75%
Investment securities	554,433	17,032	3.07%	605,119	13,185	2.18%
Interest-bearing cash and other assets	202,720	11,015	5.43%	422,890	5,644	1.33%
Total earning assets	6,935,567	413,684	5.96%	6,244,221	266,817	4.27%
Other assets	556,083			494,065
Total assets	$7,491,650			$6,738,286

Interest-bearing liabilities
Demand and NOW deposits	$385,424	$11,574	3.00%	$214,516	$1,775	0.83%
Savings deposits	453,654	2,676	0.59%	496,131	799	0.16%
Money market deposits	2,122,410	28,301	1.33%	2,528,308	6,770	0.27%
Certificates of deposits	1,512,638	58,804	3.89%	536,325	3,810	0.71%
Total deposits	4,474,126	101,355	2.27%	3,775,280	13,154	0.35%
Repurchase agreements	28,316	225	0.80%	54,335	119	0.22%
Total deposits and repurchase agreements	4,502,442	101,580	2.26%	3,829,615	13,273	0.35%
FHLB borrowings	269,613	13,621	5.05%	215,166	6,221	2.89%
Other long-term borrowings	78,654	5,052	6.42%	82,111	5,691	6.93%
Total interest-bearing liabilities	4,850,709	120,253	2.48%	4,126,892	25,185	0.61%
Noninterest-bearing deposits	1,678,240			1,835,578
Other liabilities	134,599			83,292
Stockholders' equity	828,102			692,524
Total liabilities and stockholders' equity	$7,491,650			$6,738,286

Net interest income		$293,431			$241,632
Net interest spread		3.48%			3.66%
Net interest margin		4.23%			3.87%
Net interest margin (on FTE basis) (2)		4.29%			3.95%
(1) Includes loans held-for-investment, including nonaccrual loans, and loans held-for-sale.
(2) Represents a non-GAAP financial measure. See the tables beginning on page 16 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Deposits:

($ in thousands)	December 31, 2023	September 30, 2023	December 31, 2023 vs September 30, 2023 % change	December 31, 2022	December 31, 2023 vs December 31, 2022 % change
Consumer
Noninterest bearing deposit accounts	$360,168	$366,366	(1.69)%	$416,709	(13.57)%
Interest-bearing deposit accounts:
Demand and NOW deposits	36,162	33,340	8.46%	25,940	39.41%
Savings deposits	343,291	356,890	(3.81)%	418,101	(17.89)%
Money market deposits	1,196,645	1,149,365	4.11%	1,375,671	(13.01)%
Certificates of deposits	1,437,537	1,366,255	5.22%	662,831	116.88%
Total interest-bearing deposit accounts	3,013,635	2,905,850	3.71%	2,482,543	21.39%
Total consumer deposits	$3,373,803	$3,272,216	3.10%	$2,899,252	16.37%
Business
Noninterest bearing deposit accounts	$1,170,338	$1,244,284	(5.94)%	$1,403,781	(16.63)%
Interest-bearing deposit accounts:
Demand and NOW deposits	555,197	443,191	25.27%	236,641	134.62%
Savings deposits	80,802	85,234	(5.20)%	33,753	139.39%
Money market deposits	825,811	859,516	(3.92)%	907,379	(8.99)%
Certificates of deposits	87,407	77,228	13.18%	40,874	113.84%
Total interest-bearing deposit accounts	1,549,217	1,465,169	5.74%	1,218,647	27.13%
Total business deposits	$2,719,555	$2,709,453	0.37%	$2,622,428	3.70%
Wholesale deposits (1)	$280,745	$358,178	(21.62)%	$243,382	15.35%
Total deposits	$6,374,103	$6,339,847	0.54%	$5,765,062	10.56%
(1) Wholesale deposits consist of brokered deposits included in our condensed consolidated balance sheets within certificates of deposits and savings and money market accounts.
Balance Sheet Ratios:

	December 31, 2023	September 30, 2023	December 31, 2022
Cash to total assets (1)	6.00%	5.60%	4.10%
Loan to deposit ratio	98.3%	97.5%	102.6%
Uninsured deposits to total deposits (2)	31.2%	32.0%	41.6%
Uninsured and uncollateralized deposits to total deposits (2)	25.1%	25.4%	28.7%
Wholesale deposits and borrowings to total liabilities (3)	9.6%	10.0%	13.3%
(1) Cash consists of cash and amounts due from banks and interest-bearing deposits with other financial institutions.
(2) Uninsured deposits and uninsured and uncollateralized deposits are reported for our wholly-owned subsidiary Sunflower Bank, N.A. and are estimated.
(3) Wholesale deposits consist of brokered deposits included in our condensed consolidated balance sheets within certificates of deposits and savings and money market accounts. Wholesale borrowings consist of FHLB overnight and term advances.

Loan Portfolio:

($ in thousands)	December 31, 2023	September 30, 2023	December 31, 2023 vs September 30, 2023 % change	December 31, 2022	December 31, 2023 vs December 31, 2022 % change
Commercial and industrial	$2,467,688	$2,459,358	0.3%	$2,310,929	6.8%
Commercial real estate:
Non-owner occupied	812,235	767,135	5.9%	779,546	4.2%
Owner occupied	635,365	631,352	0.6%	636,272	(0.1)%
Construction and land	345,430	329,433	4.9%	327,817	5.4%
Multifamily	103,066	114,535	(10.0)%	102,068	1.0%
Total commercial real estate	1,896,096	1,842,455	2.9%	1,845,703	2.7%
Residential real estate	1,110,610	1,059,074	4.9%	1,003,931	10.6%
Public Finance	602,913	602,844	—%	590,284	2.1%
Consumer	36,371	37,681	(3.5)%	42,588	(14.6)%
Other	153,418	178,110	(13.9)%	118,397	29.6%
Total loans, net of deferred costs, fees, premiums, and discounts	$6,267,096	$6,179,522	1.4%	$5,911,832	6.0%
Asset Quality:

	As of and for the quarter ended			As of and for the year ended
($ in thousands)	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net charge-offs (recoveries)	$4,743	$2,296	$(639)	$7,810	$(320)
Allowance for credit losses	$80,398	$78,666	$65,917	$80,398	$65,917
Nonperforming loans, including nonaccrual loans, and accrual loans greater than 90 days past due (1)	$63,143	$40,743	$29,067	$63,143	$29,067
Nonperforming assets (1)	$67,243	$49,138	$35,425	$67,243	$35,425
Ratio of net charge-offs (recoveries) to average loans outstanding	0.30%	0.15%	(0.04)%	0.13%	(0.01)%
Allowance for credit losses to total loans outstanding	1.28%	1.27%	1.12%	1.28%	1.12%
Allowance for credit losses to total nonperforming loans (1)	127.33%	193.08%	226.78%	127.33%	226.78%
Nonperforming loans to total loans (1)	1.01%	0.66%	0.49%	1.01%	0.49%
Nonperforming assets to total assets (1)	0.85%	0.63%	0.48%	0.85%	0.48%
(1) On January 1, 2023, we adopted ASU 2022-02, whereby we no longer recognize or account for TDRs. The loans previously classified as accrual TDRs are no longer considered nonperforming. We have adjusted prior periods to reflect this change in accounting.

Non-GAAP Financial Measures and Reconciliations:

	As of and for the quarter ended			As of and for the year ended
($ in thousands, except share and per share amounts)	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Tangible common stockholders’ equity:
Total common stockholders' equity (GAAP)	$877,197	$843,719	$774,536	$877,197	$774,536
Less: Goodwill and other intangible assets:
Goodwill	(93,483)	(93,483)	(93,483)	(93,483)	(93,483)
Other intangible assets	(10,984)	(11,813)	(15,806)	(10,984)	(15,806)
Total tangible common stockholders' equity (non-GAAP) (1)	$772,730	$738,423	$665,247	$772,730	$665,247
Tangible assets:
Total assets (GAAP)	$7,879,724	$7,756,875	$7,430,322	$7,879,724	$7,430,322
Less: Goodwill and other intangible assets:
Goodwill	(93,483)	(93,483)	(93,483)	(93,483)	(93,483)
Other intangible assets	(10,984)	(11,813)	(15,806)	(10,984)	(15,806)
Total tangible assets (non-GAAP)	$7,775,257	$7,651,579	$7,321,033	$7,775,257	$7,321,033
Tangible common stockholders’ equity to tangible assets:
Common stockholders' equity to total assets (GAAP)	11.13%	10.88%	10.42%	11.13%	10.42%
Less: Impact of goodwill and other intangible assets	(1.19)%	(1.23)%	(1.33)%	(1.19)%	(1.33)%
Tangible common stockholders' equity to tangible assets (non-GAAP) (1)	9.94%	9.65%	9.09%	9.94%	9.09%
Tangible common stockholders’ equity to tangible assets, reflecting net unrealized losses on HTM securities, net of tax:
Total tangible common stockholders' equity (non-GAAP)	$772,730	$738,423	$665,247	$772,730	$665,247
Less: Net unrealized losses on HTM securities, net of tax	(3,629)	(5,001)	(4,295)	(3,629)	(4,295)
Total tangible common stockholders’ equity less net unrealized losses on HTM securities, net of tax (non-GAAP)	$769,101	$733,422	$660,952	$769,101	$660,952
Total tangible assets (non-GAAP)	$7,775,257	$7,651,579	$7,321,033	$7,775,257	$7,321,033
Less: Net unrealized losses on HTM securities, net of tax	(3,629)	(5,001)	(4,295)	(3,629)	(4,295)
Total tangible assets less net unrealized losses on HTM securities, net of tax (non-GAAP)	$7,771,628	$7,646,578	$7,316,738	$7,771,628	$7,316,738
Tangible common stockholders’ equity to tangible assets (non-GAAP)	9.94%	9.65%	9.09%	9.94%	9.09%
Less: Net unrealized losses on HTM securities, net of tax	(0.04)%	(0.06)%	(0.06)%	(0.04)%	(0.06)%
Tangible common stockholders’ equity to tangible assets reflecting net unrealized losses on HTM securities, net of tax (non-GAAP)	9.90%	9.59%	9.03%	9.90%	9.03%
(1) For all periods presented tangible stockholders’ equity is the same as tangible common stockholders’ equity.

	As of and for the quarter ended			As of and for the year ended
($ in thousands, except share and per share amounts)	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Tangible book value per common share:
Stockholders' equity (GAAP)	$877,197	$843,719	$774,536	$877,197	$774,536
Tangible stockholders' equity (non-GAAP) (1)	$772,730	$738,423	$665,247	$772,730	$665,247
Total common shares outstanding	24,960,639	24,942,645	24,920,984	24,960,639	24,920,984
Book value per common share (GAAP)	$35.14	$33.83	$31.08	$35.14	$31.08
Tangible book value per common share (non-GAAP)	$30.96	$29.60	$26.69	$30.96	$26.69
Net income excluding merger costs:
Net income (GAAP)	$24,014	$25,232	$24,570	$103,533	$59,182
Add: Merger costs
Merger related expenses	—	—	—	—	18,751
Income tax effect on merger related expenses	—	—	—	—	(4,083)
Provision for loan loss on Pioneer loans marked at a premium	—	—	—	—	2,884
Income tax effect on provision for loan loss on Pioneer loans marked at a premium	—	—	—	—	(521)
Total merger costs	—	—	—	—	17,031
Net income excluding merger costs (non-GAAP)	$24,014	$25,232	$24,570	$103,533	$76,213
Return on average total assets excluding merger costs:
Return on average total assets (ROAA) (GAAP)	1.26%	1.34%	1.38%	1.38%	0.88%
Add: Impact of merger costs, net of tax	—%	—%	—%	—%	0.25%
ROAA excluding merger costs (non-GAAP)	1.26%	1.34%	1.38%	1.38%	1.13%
Return on average stockholders’ equity excluding merger costs:
Return on average stockholders' equity (ROAE) (GAAP)	11.19%	12.03%	12.89%	12.50%	8.55%
Add: Impact of merger costs, net of tax	—%	—%	—%	—%	2.46%
ROAE excluding merger costs (non-GAAP)	11.19%	12.03%	12.89%	12.50%	11.01%
Efficiency ratio excluding merger related expenses:
Efficiency ratio (GAAP)	58.58%	61.02%	60.33%	59.81%	72.20%
Less: Impact of merger related expenses	—%	—%	—%	—%	(5.66)%
Efficiency ratio excluding merger related expenses (non-GAAP)	58.58%	61.02%	60.33%	59.81%	66.54%
Diluted earnings per share excluding merger costs:
Diluted earnings per share (GAAP)	$0.94	$1.00	$0.96	$4.08	$2.48
Add: Impact of merger costs, net of tax	—	—	—	—	0.72
Diluted earnings per share excluding merger costs (non-GAAP)	$0.94	$1.00	$0.96	$4.08	$3.20
(1) For all periods presented tangible stockholders’ equity is the same as tangible common stockholders’ equity.

	As of and for the quarter ended			As of and for the year ended
($ in thousands, except share and per share amounts)	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Fully tax equivalent (“FTE”) net interest income and net interest margin on FTE basis:
Net interest income (GAAP)	$72,069	$73,410	$73,276	$293,431	$241,632
Gross income effect of tax exempt income	1,270	1,286	1,218	5,086	5,059
FTE net interest income (non-GAAP)	$73,339	$74,696	$74,494	$298,517	$246,691
Average earning assets	$7,066,688	$6,947,500	$6,589,827	$6,935,567	$6,244,221
Net interest margin	4.08%	4.23%	4.45%	4.23%	3.87%
Net interest margin on FTE basis (non-GAAP)	4.15%	4.30%	4.52%	4.29%	3.95%